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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our report dated February 10, 2005 in Pre-Effective Amendment Number 1 to the Registration Statement (Form N-2, No. 333-127331) of the RMR Hospitality and Real Estate Fund.


                                                    /s/ ERNST & YOUNG LLP


Boston, Massachusetts
August 29, 2005